Exhibit 99.1
Capri Holdings Limited Announces Second Quarter Fiscal 2022 Results
Revenue and Earnings Exceeded Expectations
Raised Full Year Adjusted Earnings Per Share Outlook
Authorized New $1 Billion Share Repurchase Program
London — November 3, 2021 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the second quarter of Fiscal 2022 ended September 25, 2021.
Second Quarter Fiscal 2022 Highlights
•Revenue increased 17%, with better than anticipated results across all three luxury houses
•Adjusted gross margin expanded 440 basis points versus prior year
•Adjusted operating margin of 18.5%
•Adjusted earnings per share of $1.53
•Raised full year adjusted earnings per share outlook to $5.30
John D. Idol, the Company's Chairman and Chief Executive Officer, said, "We are pleased with our second quarter results with revenue, gross margin, operating margin and earnings per share all exceeding our expectations. This performance reflects the power of Versace, Jimmy Choo and Michael Kors as well as the execution of our strategic initiatives. Capri Holdings strong results are a testament to the dedication, resilience and agility of the entire team across the globe."
Mr. Idol continued, "We remain confident in the strength of our luxury houses and are pleased to be raising revenue and earnings guidance for the year. Our new outlook reflects both stronger revenue performance as well as greater than anticipated gross margin expansion driven by the execution of our strategic initiatives. The success of these initiatives is currently offsetting the COVID-19 related industry headwinds including supply chain delays and increased transportation costs. Looking forward as the world continues to recover from the impact of the global pandemic, we remain confident in the growth opportunities for Versace, Jimmy Choo and

Michael Kors. As we execute on our strategic initiatives, Capri Holdings is positioned to deliver multiple years of revenue and earnings growth."
Second Quarter Fiscal 2022 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. Due to the current and ongoing impact of the COVID-19 pandemic, the Company will not be providing comparable store sales results. The Company believes the most comprehensive measure of performance in this environment is total revenues compared to the same period in the prior year.
Overview of Capri Holdings Second Quarter Fiscal 2022 Results:
•Total revenue of $1.3 billion increased 17% compared to last year. On a constant currency basis, total revenue increased 15%.
•Gross profit was $884 million and gross margin was 68.0%, compared to $710 million and 64.0% in the prior year. Adjusted gross profit was $879 million and adjusted gross margin was 67.6%, compared to $701 million and 63.2% in the prior year.
•Income from operations was $195 million and operating margin was 15.0%, compared to $153 million and operating margin of 13.8% in the prior year. Adjusted income from operations was $241 million and operating margin was 18.5%, compared to $182 million and operating margin of 16.4% in the prior year.
•Net income was $200 million, or $1.30 per diluted share, compared to $122 million, or $0.81 per share, in the prior year. Adjusted net income was $235 million, or $1.53 per diluted share, compared to $137 million or, $0.90 per diluted share, in the prior year.
•Net inventory at September 25, 2021 was $866 million, a 6.9% decrease compared to the prior year.
Versace Second Quarter Fiscal 2022 Results:
•Versace revenue of $282 million increased 45% compared to the prior year. On a constant currency basis, total revenue increased 43%.
•Versace operating income was $55 million and operating margin was 19.5% compared to $20 million and operating margin of 10.3% in the prior year.
Jimmy Choo Second Quarter Fiscal 2022 Results:
•Jimmy Choo revenue of $137 million increased 12% compared to the prior year. On a constant currency basis, total revenue increased 5%.
•Jimmy Choo operating income was $1 million and operating margin was 0.7%, compared to break even in the prior year.
Michael Kors Second Quarter Fiscal 2022 Results:
•Michael Kors revenue of $881 million increased 11% compared to the prior year. On a constant currency basis, total revenue increased 10%.
•Michael Kors operating income was $220 million and operating margin was 25.0%, compared to $190 million and operating margin of 24.0% in the prior year.

Share Repurchase Program
During the second quarter, the Company repurchased approximately 1.8 million ordinary shares for approximately $100 million in open market transactions.
The Company’s Board of Directors approved a new share repurchase program of up to $1 billion of its outstanding ordinary shares, providing additional capacity to return cash to shareholders over the longer term. This new two-year program will replace the Company’s existing $500 million share repurchase program which had $250 million of availability remaining.
Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Due to the ongoing dynamic nature of the COVID-19 pandemic, financial results could differ materially from the current outlook due to a number of external events which are not reflected in our guidance, including any significant additional store closures or new government restrictions that could further impact traffic and sales trends as well as any greater supply chain disruptions that could further extend inventory delays or increase transportation expenses.
The Company also notes that Fiscal 2022 includes a 53rd week in its fiscal fourth quarter.
Fiscal Year 2022 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $5.4 billion, including approximately $75 million associated with the 53rd week
•Operating margin of approximately 18%
•Net interest income of approximately $10 million
•Effective tax rate of approximately 17%
•Weighted average diluted shares outstanding of approximately 154 million
•Diluted earnings per share of approximately $5.30
For Versace, the Company expects the following:
•Total revenue of approximately $1.06 billion
•Operating margin in the mid teens range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $575 million
•Operating margin to be slightly negative
For Michael Kors, the Company expects the following:
•Total revenue of approximately $3.765 billion
•Operating margin in the mid 20% range
Third Quarter Fiscal 2022 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $1.46 billion
•Operating margin of approximately 20%
•Diluted earnings per share of approximately $1.65

For Versace, the Company expects the following:
•Total revenue of approximately $235 million
•Operating margin in the low double digit range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $145 million
•Operating margin in the negative mid single digit range
For Michael Kors, the Company expects the following:
•Total revenue of approximately $1.08 billion
•Operating margin in the high 20% range
Conference Call Information
A conference call to discuss second quarter Fiscal 2022 results is scheduled for today, November 3, 2021 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until November 10, 2021. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13723952. A replay of the webcast will also be available within two hours of the conclusion of the call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, long-lived asset impairments, ERP implementation costs, Capri transformation costs, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the effect of the COVID-19 pandemic and its potential material and significant impact on the Company’s future financial and operational results if retail stores are forced to close again and the pandemic is prolonged, including that our estimates could materially differ if the severity of the COVID-19 situation worsens, or if there are further supply chain disruptions, including additional production delays and increased costs, the length and severity of such outbreak across the globe and the pace of recovery following the COVID-19 pandemic; levels of cash flow and future availability of credit; compliance with restrictive covenants under the Company’s credit agreement; the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition and to successfully execute our growth strategies; the risk of disruptions to the Company’s businesses; risks associated with operating in international markets and our global sourcing activities; the risk of cybersecurity threats and privacy or data security breaches; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and such share repurchases may be suspended or discontinued at any time; the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
+1 (917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Total revenue	$1,300	$1,110	$2,553	$1,561
Cost of goods sold	416	400	813	549
Gross profit	884	710	1,740	1,012
Total operating expenses	689	557	1,287	1,021
Income (loss) from operations	195	153	453	(9)
Other income, net	(2)	—	(2)	(1)
Interest (income) expense, net	(5)	12	(4)	29
Foreign currency loss (gain)	4	—	5	(3)
Income (loss) before (benefit) provision for income taxes	198	141	454	(34)
(Benefit) provision for income taxes	(2)	20	35	25
Net income (loss)	200	121	419	(59)
Less: Net loss attributable to noncontrolling interests	—	(1)	—	(1)
Net income (loss) attributable to Capri	$200	$122	$419	$(58)
Weighted average ordinary shares outstanding:
Basic	151,859,760	150,492,275	151,604,916	150,024,293
Diluted	154,219,249	151,677,242	154,563,532	150,024,293
Net income (loss) per ordinary share:
Basic	$1.31	$0.81	$2.76	$(0.39)
Diluted	$1.30	$0.81	$2.71	$(0.39)

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 25, 2021	March 27, 2021	September 26, 2020
Assets
Current assets
Cash and cash equivalents	$234	$232	$238
Receivables, net	358	373	344
Inventories, net	866	736	930
Prepaid expenses and other current assets	214	205	122
Total current assets	1,672	1,546	1,634
Property and equipment, net	454	485	530
Operating lease right-of-use assets	1,425	1,504	1,677
Intangible assets, net	1,956	1,992	2,024
Goodwill	1,488	1,498	1,539
Deferred tax assets	284	278	226
Other assets	214	178	173
Total assets	$7,493	$7,481	$7,803
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$491	$512	$558
Accrued payroll and payroll related expenses	124	116	92
Accrued income taxes	128	126	39
Short-term operating lease liabilities	438	447	439
Short-term debt	40	123	200
Accrued expenses and other current liabilities	299	297	253
Total current liabilities	1,520	1,621	1,581
Long-term operating lease liabilities	1,549	1,657	1,772
Deferred tax liabilities	413	397	483
Long-term debt	1,104	1,219	1,581
Other long-term liabilities	307	430	187
Total liabilities	4,893	5,324	5,604
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 221,295,985 shares issued and 150,447,462 outstanding at September 25, 2021; 219,222,937 shares issued and 151,280,011 outstanding at March 27, 2021 and 218,563,307 shares issued and 150,621,274 outstanding at September 26, 2020	—	—	—
Treasury shares, at cost (70,848,523 shares at September 25, 2021, 67,942,926 shares at March 27, 2021 and 67,942,033 shares at September 26, 2020)	(3,486)	(3,326)	(3,326)
Additional paid-in capital	1,225	1,158	1,126
Accumulated other comprehensive income	174	56	125
Retained earnings	4,689	4,270	4,274
Total shareholders’ equity of Capri	2,602	2,158	2,199
Noncontrolling interest	(2)	(1)	—
Total shareholders’ equity	2,600	2,157	2,199
Total liabilities and shareholders’ equity	$7,493	$7,481	$7,803

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Six Months Ended
		September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Revenue by Segment and Region:
Versace	The Americas	$107	$60	$194	$75
	EMEA	118	80	205	107
	Asia	57	55	123	106
Versace Revenue		282	195	522	288

Jimmy Choo	The Americas	38	33	76	39
	EMEA	56	46	106	62
	Asia	43	43	97	72
Jimmy Choo Revenue		137	122	279	173

Michael Kors	The Americas	556	494	1,146	650
	EMEA	214	185	379	264
	Asia	111	114	227	186
Michael Kors Revenue		881	793	1,752	1,100

Total Revenue		$1,300	$1,110	$2,553	$1,561

Income (loss) from Operations:
Versace		$55	$20	$103	$(21)
Jimmy Choo		1	—	12	(29)
Michael Kors		220	190	460	142
Total segment income from operations		276	210	575	92
Less: Corporate expenses		(45)	(30)	(86)	(61)
Restructuring and other charges		(8)	(9)	(11)	(17)
Impairment of assets		(33)	(20)	(33)	(20)
COVID-19 related charges		5	2	8	(3)
Total Income (loss) from Operations		$195	$153	$453	$(9)

Operating Margin:
Versace		19.5%	10.3%	19.7%	(7.3)%
Jimmy Choo		0.7%	—%	4.3%	(16.8)%
Michael Kors		25.0%	24.0%	26.3%	12.9%
Capri Operating Margin		15.0%	13.8%	17.7%	(0.6)%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	September 25, 2021	September 26, 2020
Versace	211	206
Jimmy Choo	237	227
Michael Kors	823	828
Total number of retail stores	1,271	1,261

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	September 25, 2021	September 26, 2020	As Reported	Constant Currency
Total Revenue:
Versace	$282	$195	44.6%	42.6%
Jimmy Choo	137	122	12.3%	4.9%
Michael Kors	881	793	11.1%	9.8%
Total Revenue	$1,300	$1,110	17.1%	15.0%

	Six Months Ended		% Change
	September 25, 2021	September 26, 2020	As Reported	Constant Currency
Total Revenue:
Versace	$522	$288	81.3%	72.6%
Jimmy Choo	279	173	61.3%	46.8%
Michael Kors	1,752	1,100	59.3%	56.0%
Total Revenue	$2,553	$1,561	63.5%	58.0%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 25, 2021
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$884	$—	$—	$(5)	$—	$—	$879

Operating expenses	$689	$(33)	$(8)	$—	$(5)	$(5)	$638

Total income (loss) from operations	$195	$33	$8	$(5)	$5	$5	$241

Income (loss) before (benefit) provision for income taxes	$198	$33	$8	$(5)	$5	$5	$244
(Benefit) provision for income taxes	$(2)	$8	$—	$—	$2	$1	$9
Net income (loss) attributable to Capri	$200	$25	$8	$(5)	$3	$4	$235
Diluted net income (loss) per ordinary share - Capri	$1.30	$0.16	$0.05	$(0.03)	$0.02	$0.03	$1.53
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Six Months Ended September 25, 2021
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$1,740	$—	$—	$(8)	$—	$—	$1,732

Operating expenses	$1,287	$(33)	$(11)	$—	$(8)	$(5)	$1,230

Total income (loss) from operations	$453	$33	$11	$(8)	$8	$5	$502

Income (loss) before provision (benefit) for income taxes	$454	$33	$11	$(8)	$8	$5	$503
Provision (benefit) for income taxes	$35	$8	$1	$(1)	$3	$1	$47
Net income (loss) attributable to Capri	$419	$25	$10	$(7)	$5	$4	$456
Diluted net income (loss) per ordinary share - Capri	$2.71	$0.16	$0.06	$(0.04)	$0.03	$0.03	$2.95
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 26, 2020
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	COVID-19 Related Charges	Capri Transformation	As Adjusted
Gross profit	$710	$—	$—	$(9)	$—	$701

Operating expenses	$557	$(20)	$(9)	$(7)	$(2)	$519

Total income (loss) from operations	$153	20	9	$(2)	$2	$182

Income (loss) before provision for income taxes	$141	$20	$9	$(2)	$2	$170
Provision for income taxes	$20	$9	$4	$—	$1	$34
Net income (loss) attributable to Capri	$122	$11	$5	$(2)	$1	$137
Diluted net income (loss) per ordinary share - Capri	$0.81	$0.07	$0.03	$(0.02)	$0.01	$0.90
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Six Months Ended September 26, 2020
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	Capri Transformation	ERP Implementation	As Adjusted
Gross profit	$1,012	$—	$—	$(8)	$—	$—	$1,004

Total operating expenses	$1,021	$(20)	$(17)	$(11)	$(2)	$(2)	$969

Total (loss) income from operations	$(9)	$20	$17	$3	$2	$2	$35

(Loss) income before provision (benefit) for income taxes	$(34)	$20	$17	$3	$2	$2	$10
Provision (benefit) for income taxes	$25	$9	$(1)	$(3)	$1	$(1)	$30
Net (loss) income attributable to Capri	$(58)	$11	$18	$6	$1	$3	$(19)
Diluted net (loss) income per ordinary share - Capri	$(0.39)	$0.07	$0.12	$0.04	$0.01	$0.02	$(0.13)
______________________
(1)Includes store closure costs recorded in connection with the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.